UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ALTRIA GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia

(State of incorporation or organization)

13-3260245

(I.R.S. Employer Identification No.)

6601 West Broad Street

Richmond, Virginia 23230

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
1.000% Notes due 2023 1.700% Notes due 2025 2.200% Notes due 2027 3.125% Notes due 2031	New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-221133

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The descriptions of the general terms and provisions of the 1.000% Notes due 2023, 1.700% Notes due 2025, 2.200% Notes due 2027 and 3.125% Notes due 2031 of Altria Group, Inc. (the “Registrant”), to be registered hereby, contained under the heading “Description of Debt Securities” in the Registrant’s Registration Statement on Form S-3 (No. 333-221133) (the “Registration Statement”) and under the heading “Description of Notes” in the Registrant’s Prospectus Supplement, dated February 11, 2019, to the Prospectus contained in the Registration Statement and filed pursuant to Rule
424(b) of the Securities Act of 1933, as amended, are incorporated by reference herein.

Item 2.	Exhibits.

Exhibit	Description

4.1	Form of 1.000% Notes, due 2023 (incorporated by reference to Exhibit 4.5 to Current Report on Form 8-K filed by the Registrant on February 15, 2019).

4.2	Form of 1.700% Notes, due 2025 (incorporated by reference to Exhibit 4.6 to Current Report on Form 8-K filed by the Registrant on February 15, 2019).

4.3	Form of 2.200% Notes, due 2027 (incorporated by reference to Exhibit 4.7 to Current Report on Form 8-K filed by the Registrant on February 15, 2019).

4.4	Form of 3.125% Notes, due 2031 (incorporated by reference to Exhibit 4.8 to Current Report on Form 8-K filed by the Registrant on February 15, 2019).

4.5	Indenture, dated as of November 4, 2008, among the Registrant, as Issuer, Philip Morris USA Inc., as Guarantor, and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-155009) filed November 4, 2008).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ W. HILDEBRANDT SURGNER, JR.
Name:	W. Hildebrandt Surgner, Jr.
Title:	Vice President, Corporate Secretary and Associate General Counsel

DATE: February 15, 2019